Exhibit 99.1
Dec. 10, 2010
Dear Reuters Editor:
LPS is extremely disappointed in the inaccurate and sensational article published by Reuters titled “Reuters Special Report: Legal Woes Mount for Foreclosure Kingpin.” LPS worked with the reporter regarding the accuracy of factual information relating to this story for more than six weeks. Armed with weeks of factual information, it was our expectation that your publication would have attempted to report facts instead of baseless allegations aimed at sensationalizing a story, and that the Reuters’ reporter would not have intentionally truncated quotes, substituted his own judgment for actual statements made, and omitted facts contradicting his own dubious conclusions. This letter outlines a few of the many inaccuracies in this article.
The article stated that:
“The company...admitted that employees at a small subsidiary had falsely signed foreclosure documents.”
Instead of casting blame on LPS, your reporter might more fairly have explained that LPS — on its own — uncovered and corrected deficiencies in practices that took place at a former business unit called DocX. LPS not only shut down the DocX operation, but also corrected (“remediated”) errors in documents that DocX had prepared before LPS put a halt to its practices. As part of that process, and as LPS has done consistently, the company publicly disclosed that it had found and corrected problems in assignments of mortgage prepared by DocX. Upon learning of these problems in late 2009 through an internal investigation, LPS remediated the assignments of mortgage signed in this manner.
Additionally, the article stated that:
“Still, Carbiener told the Wall Street analysts in an October 29 conference call that LPS’s legal concerns were overblown, and the stock has jumped 13 percent since its close the day before the call.”
Like many other participants in the mortgage industry, LPS has received inquiries from various authorities. LPS has discussed such inquiries on investor calls and in regulatory filings, but has never characterized these events as “overblown.” LPS simply has sought to place these events in perspective. For example, Carbiener said the following about these issues during an LPS investor conference call in October: “We also continue to believe that the ultimate outcome of these inquiries will not have a material adverse impact on our business or results of operations. However, based on the increased regulatory scrutiny on the various participants in the foreclosure process, including LPS, and given the early stages of some of these matters, it is difficult to predict the final outcome at this time. We will assess the impact of additional inquiries as they arise, and remain committed to working with all authorities to assist them in understanding the LPS default businesses.”
The article also refers to a “Reuters investigation” that:

“shows that LPS’ legal woes are more serious than he [Carbiener] let on. Public records reveal that the company’s LPS Default Solutions unit produced documents of dubious authenticity in far larger quantities than it has disclosed, and over a much longer time span.”
This statement provides no basis, other than the writer’s opinion, to support his conclusion as public records cannot reveal “dubious authenticity.” Additionally, LPS has never disclosed the number of documents impacted, so it is difficult to understand how this statement could be made.
Next, the article states that:
“Questionable signing and notarization practices weren’t limited to its subsidiary, called DocX, but occurred in at least one of LPS’s own offices, mortgage assignments filed in county recorders’ offices show.”
First, upon learning of the signing practices at DocX, LPS discontinued providing signing services for assignments of mortgage at DocX and remediated the affected documents. As was made clear to the reporter with whom LPS’ representatives spoke, documents signed in other divisions of LPS, such as its Default Solutions division, were prepared by attorneys hired by the servicers, were signed by employees with proper signing authority and there was no delegation of signing authority from one employee to another, as was the case at the DocX operation before it was shut down. No other LPS division utilized the signing practice identified at DocX.
Consistent with many of the unfounded allegations in this article, it states:
“LPS provided personnel to work in the new signing operations, according to information from an LPS spokeswoman...”
Based on its own internal investigation and evaluation of customer requirements, LPS made the business decision to halt the line of business in which LPS employees were authorized to, and did, sign mortgage foreclosure documents filed with the courts. Our customers let us know that they needed time to implement this transition, and they asked us to help in that process. As a result, LPS provided temporary notary support while clients resumed full responsibility for document execution.
The article goes on to say that:
“And rather than halt such practices after the federal investigation got underway, the company shifted the signing to firms with which it has close business ties.”
“Records in county recorders’ offices, and in the judge’s opinion, show that ‘robosigning’ and preparation of apparently false documents went on at these sites on a large scale. In one instance, it helped set up a massive signing operation at the nearby office of a major client, a spokeswoman for the client, American Home Mortgage Servicing, confirmed. LPS-hired notaries who worked there said in interviews that troves of documents were improperly handled. They said that about 200 affidavits per day were robosigned during the two months the two notaries remained there.”
“A spokeswoman for LPS confirmed to Reuters that it had helped other firms establish operations that performed the same function. LPS spokeswoman Michelle Kersch didn’t specify which firms. But beginning early in 2010, county recorders’ records show, signing shifted also to law firms under contract with LPS.”
This misleading allegation apparently refers to services provided by the notaries that assisted LPS clients during LPS’ transition out of the business of signing documents pursuant to client authorization. As part of that transition process, notaries furnished by LPS performed the limited role required of these notaries, which was to verify the identity of the person signing a document and to notarize his or her signature. The LPS notaries did not sign documents nor did they oversee the process utilized by the signer to review documents before signing — including verification of the information contained in the document. The LPS notaries would have no way of knowing what review process took place prior to performing the function that they were hired to perform, which was solely limited to notarizing the signature of the person signing the document.
Additionally, LPS did not shift signing to customers in response to the initiation of a federal inquiry into DocX. Instead, as we have stated repeatedly, both in public comments and in statements made directly to Reuters, LPS discontinued signing new assignments of mortgage at DocX in November 2009 and began the transition away from document signing at the Default Solutions division beginning in 2008. Unfortunately, the reporter chose not to include these facts in the article. Moreover, LPS has no contract with any law firm to provide signing services to its customers and no LPS spokesperson ever confirmed such an arrangement.
The article also states that:
“The criminal investigation in Jacksonville by federal prosecutors and the Federal Bureau of Investigation is intensifying. The same goes for a separate inquiry by the Florida attorney general’s office. Individuals with direct knowledge of the federal inquiry said that prosecutors have impaneled a grand jury, begun calling witnesses and subpoenaed records from LPS.
The company confirmed to Reuters that it has hired Paul McNulty, former deputy U.S. attorney general in the George W. Bush administration, to represent it in the investigation. A spokeswoman for the U.S. Attorney’s office declined to comment on the probe.”
The article gives the impression that Paul McNulty was recently hired to represent LPS in these investigations. Like the U.S. Attorney’s office, we do not comment on ongoing investigations. However, we would note that LPS engaged Paul McNulty in February 2010 to conduct an independent review of the signing practices that had occurred at the DocX operation and to represent LPS in these matters.
The article further states that:
“Meanwhile, the threats from four class action lawsuits filed in federal courts appear to be greater than the company has indicated, especially one filed in Mississippi. In a highly unusual move, a unit of the U.S. Justice Department has joined that suit as a plaintiff.”
It is particularly unfortunate that the reporter did not do any fact checking on his reference to the Mississippi case. The statement is false. No unit of the U.S. Justice Department has joined the suit as a plaintiff. The Chapter 13 Trustee is named in the caption of the complaint as a matter of course. A bankruptcy trustee is appointed under the Bankruptcy Code in all Chapter 7 and 13 cases. This bankruptcy trustee, separate and distinct from the U.S. Trustee, is responsible for accounting for property received, reviewing the financial affairs of the debtor, examining proofs of claim, opposing the debtor’s discharge if appropriate, providing information to parties in interest and reporting on the administration of the case. The U.S. Bankruptcy Trustee, who is not listed as a party to the complaint, merely receives notices of all filings in the case, as is typical in adversary proceedings in bankruptcy court, but is not a plaintiff in this case, has not moved to intervene as a party and has made no claims or allegations in the matter.
The article went on to say:
“Copies of LPS internal documents obtained by Reuters and testimony in lawsuits shed new light on the company’s unusual dealings with its vast network of law firms. LPS relentlessly pressed them for speed. The result was almost instant filing of foreclosure documents, mostly prepared by clerical workers, not lawyers, according to court records, including deposition testimony by LPS officials...”
“... Under LPS’s system, law firms that were slower, often because their lawyers carefully prepared and reviewed court documents before filing them, were effectively punished, according to deposition testimony and other sources. The computer automatically assigned bad ratings to these firms, and the flow of work assignments to them dried up.”
As LPS told the reporter, LPS does not hire law firms. Servicers select the attorneys with whom they want to work, and the servicers direct them to use LPS’ technology if the servicers choose to use the LPS technology platform to assist them in their management of foreclosure matters. Additionally, the servicers, not LPS, establish the timeline for the steps required for an attorney to handle a foreclosure matter on their behalf. The attorney, not LPS, determines who from their firm prepares the documents that they utilize in foreclosure proceedings. Finally, the performance metrics of law firms, which are established by the servicers, are reported to the servicers who may or may not utilize the information in their decision to hire or retain attorneys.
In this article, the reporter also stated:
“In his October 29 conference call with analysts, Carbiener said that when the company discovered the DocX wrongdoing in December 2009, it immediately stopped it and soon shut DocX down. But it turns out that DocX continued operating much longer than LPS originally had acknowledged. In a written response last week to questions from Reuters, LPS’s Kersch confirmed that DocX actually wasn’t closed until August 2010. She said, “The last document signed by DocX was on May 14, 2010.” But she said no improper signing had occurred there since 2009.”
LPS discovered the DocX signing practices in November 2009, not December, a fact that would have been easy to validate. In addition, the reporter failed to mention that the manager involved was terminated, that LPS remediated the documents in question and that LPS took all of these actions at its own initiative. In addition, DocX did stop signing new assignments immediately, which was the matter under discussion. Any assignments of mortgage signed by DocX after November 2009 were related to remediation efforts. No new business was brought into the subsidiary after November 2009, but LPS fulfilled existing contracts for services not involving signing new assignments of mortgage until it could transition out of existing contractual obligations. All contractual obligations were completed by May 2010.
In one section, the writer states:

“...the records indicate that employees in one of LPS’s own offices, in Mendota Heights, Minnesota, signed and notarized large numbers of documents which for multiple reasons appear invalid.”
Before LPS transitioned out of the business, LPS Default Solutions’ employees signed documents for use in judicial foreclosure proceedings. But, unlike the delegated signing practice that LPS found, halted and corrected at DocX, the Default Solutions’ employees signed documents as legally-authorized, special-purpose officers of LPS clients’ organizations. The writer does not provide a valid explanation of why there should be doubts about the validity or legitimacy of those documents.
Several other statements reflect a misunderstanding of the mortgage foreclosure process, including:
“As at DocX, the assignments were signed years after the mortgages should have been transferred to the investment trusts.”
The timing of signing and use of assignments of mortgage in judicial proceedings is determined by the attorneys who are representing servicers in judicial foreclosure proceedings. LPS does not set those legal requirements, and does not control the attorneys. Instead, LPS executed assignments of mortgage when requested to do so by the attorneys retained by the servicers, based on the understanding that the attorneys prepared the assignments in accordance with all legal requirements.
Similarly, the writer makes the following statement intended to mislead the reader:
“But the two notaries, who said they were dismissed after raising questions with supervisors about the practices, said that each morning about a half-dozen American Home Mortgage Servicing employees in about an hour would sign some 200 affidavits received via LPS’s computer system, without reading them, let alone verifying the facts they contained.”
As stated earlier, the role of the LPS notaries was to verify the identity of the person signing a document and to notarize that person’s signature. The LPS notaries had no role in overseeing the document review process — including verification of the information contained in the document. In fact, these notaries would have no way of knowing what review process took place prior to notarizing the signature. However, the writer included this questionable allegation based on statements from two former, unnamed temporary employees.
In summary, we do not believe this article adheres to Reuters’ typically high standards for publishing news. We hope that the reporter and editors will take the errors that we have pointed out into consideration when writing future articles.
Sincerely,
Michelle Kersch
Senior Vice President
Corporate Communications
Lender Processing Services, Inc.